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                                                                    EXHIBIT 5.01





                                 October 31, 1997


Macromedia, Inc.
600 Townsend Street, Suite 310W
San Francisco, CA 94103

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about October 31, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,510,500 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock options granted or to be granted by you under your 1992 Equity Incentive Plan, as amended (the "Option Plan"), (b) stock options assumed by you in connection with the merger of Solis Design, Inc. into your wholly owned subsidiary (the "Assumed Options") and (c) purchase rights granted or to be granted under your 1993 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (c) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following:

        (1) the Option Plan and forms of Stock Option Agreement and Exercise Agreement;

        (2) the agreements and plan documents relevant to the Assumed Options, including resolutions of Macromedia's Board of Directors approving the merger and assumption of the Assumed Options, the Agreement of Merger of Solis Design, Inc. with and into Macromedia Acquisition, Inc., dated October 1, 1997, the Solis Design, Inc. 1997 Equity Incentive Plan and associated Stock Option Agreement and Stock Option Exercise Agreement and the Solis Design, Inc. Non-Plan Stock Option Agreement and Stock Option Exercise Agreement;

        (3) the Purchase Plan and forms of Subscription Agreement and Withdrawal Notice;

        (4) the Registration Statement, together with the Exhibits filed as a part thereof;

        (5) the Prospectuses prepared in connection with the Registration Statement;

        (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books in our possession;

        (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

        (8) your registration statement on Form 8-A filed on October 22, 1993 with the Commission, as amended on your Form 8-A/A filed on October 5, 1995 with the Commission; and

        (9) oral confirmation from your transfer agent regarding the number of outstanding shares.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        Based upon the foregoing, it is our opinion that the 1,510,500 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted or to be granted under the Option Plan, (b)





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the Assumed Options and (c) purchase rights granted or to be granted under the
Purchase Plan, when issued and sold in accordance with the applicable plan and/or stock option or purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the relevant Prospectuses associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof, and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                                       Very truly yours,

                                       FENWICK & WEST LLP



                                       By: /s/ Gordon K. Davidson
                                           --------------------------------
                                           Gordon K. Davidson, Partner







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